                                                                     EXHIBIT 11
                                  GENESCO INC.
                                  AND CONSOLIDATED SUBSIDIARIES
                                  Earnings Per Common and
                                  Common Share Equivalent




- ------------------------------------------------------------------------------------------------------------------------------------
                                                            THREE MONTHS ENDED OCTOBER 31,             NINE MONTHS ENDED OCTOBER 31,
                                                  ----------------------------------------     -------------------------------------
                                                               1994                   1993                 1994                 1993
                                                  -----------------       ----------------     ----------------   ------------------
IN THOUSANDS                                      EARNINGS   SHARES       EARNINGS  SHARES     EARNINGS  SHARES   EARNINGS    SHARES
- ------------------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS (LOSS) PER SHARE
  Loss before discontinued operations,
    and cumulative effect of change in
    accounting principle                          $(22,973)               $(2,369)             $(23,222)          $(4,878)
  Preferred dividend requirements                 $     75                $    77              $    226           $   232
- ------------------------------------------------------------------------------------------------------------------------------------
  Loss before discontinued operations,
    extraordinary loss and cumulative
    effect of change in accounting principle
    applicable to common stock and average
    common shares outstanding                     $(23,048)    24,337     $(2,446)   24,254    $(23,448)  24,320  $(5,110)  24,110
  Employees preferred and stock options
    deemed to be a common stock equivalent                        -0-                   -0-                  -0-               -0-
- ------------------------------------------------------------------------------------------------------------------------------------
Totals before discontinued operations,
  extraordinary loss, and cumulative effect
  of change in accounting principle               $(23,048)    24,337     $(2,446)   24,254    $(23,448)  24,320  $(5,110)  24,110
PER SHARE                                         $   (.95)               $  (.10)             $   (.96)          $  (.21)
====================================================================================================================================
  Loss before extraordinary loss
    and cumulative effect of change
    in accounting principle                       $(93,160)               $(3,084)             $(96,349)          $(3,370)
  Preferred dividend requirements                 $     75                $    77              $    226           $   232
- ------------------------------------------------------------------------------------------------------------------------------------
  Loss before extraordinary loss
    and cumulative effect of change
    in accounting principle applicable
    to common stock and average common
    shares outstanding                            $(93,235)    24,337     $(3,161)   24,254    $(96,575)  24,320  $(3,602)  24,110
  Employees preferred and stock options deemed
    to be a common stock equivalent                               -0-                   -0-                  -0-               -0-
- ------------------------------------------------------------------------------------------------------------------------------------
Totals before extraordinary loss and
  cumulative effect of change
  in accounting principle                         $(93,235)    24,337     $(3,161)   24,254    $(96,575)  24,320  $(3,602)  24,110
PER SHARE                                         $  (3.83)               $  (.13)             $  (3.97)          $  (.15)
====================================================================================================================================
  Loss before cumulative effect
    of change in accounting principle             $(93,160)               $(3,084)             $(96,349)          $(3,610)
  Preferred dividend requirements                 $     75                $    77              $    226           $   232
- ------------------------------------------------------------------------------------------------------------------------------------
  Loss before cumulative effect
    of change in accounting principle applicable
    to common stock and average common shares
    outstanding                                   $(93,235)    24,337     $(3,161)   24,254    $(96,575)  24,320  $(3,842)  24,110
  Employees preferred and stock options deemed
    to be a common stock equivalent                               -0-                   -0-                  -0-               -0-
- ------------------------------------------------------------------------------------------------------------------------------------
Totals before cumulative effect of change in
  accounting principle                            $(93,235)    24,337     $(3,161)   24,254    $(96,575)  24,320  $(3,842)  24,110
PER SHARE                                         $  (3.83)               $  (.13)             $  (3.97)          $  (.16)
====================================================================================================================================
  Net loss                                        $(93,160)               $(3,084)             $(96,349)          $(5,883)
  Preferred dividend requirements                 $     75                $    77              $    226           $   232
- ------------------------------------------------------------------------------------------------------------------------------------
  Net loss applicable to common stock
    and average common shares outstanding         $(93,235)    24,337     $(3,161)   24,254    $(96,575)  24,320  $(6,115)  24,110
  Employees preferred and stock options deemed
    to be a common stock equivalent                               -0-                   -0-                  -0-               -0-
- ------------------------------------------------------------------------------------------------------------------------------------
Total net loss                                    $(93,235)    24,337     $(3,161)   24,254    $(96,575)  24,320  $(6,115)  24,110
PER SHARE                                         $  (3.83)               $  (.13)             $  (3.97)          $  (.25)
====================================================================================================================================

All figures in thousands except amount per share.

                                                                    Exhibit 11
                            Genesco Inc.                             Continued
                            and Consolidated Subsidiaries
                            Earnings Per Common and
                            Common Share Equivalent






- ---------------------------------------------------------------------------------------------------------------------------------
                                                         THREE MONTHS ENDED OCTOBER 31,             NINE MONTHS ENDED OCTOBER 31,
                                                   ------------------------------------    --------------------------------------
                                                               1994                1993                1994                  1993
                                                   ----------------   -----------------    ----------------     -----------------
IN THOUSANDS                                       EARNINGS  SHARES   EARNINGS   SHARES    EARNINGS   SHARES    EARNINGS   SHARES
- ---------------------------------------------------------------------------------------------------------------------------------
FULLY DILUTED EARNINGS (LOSS) PER SHARE
  Loss before discontinued operations,
    extraordinary loss and cumulative effect
    of change in accounting principle
    applicable to common stock and average
    common shares outstanding                      $(23,048)  24,337  $(2,446)   24,254    $(23,448)  24,320    $(5,110)   24,110
  Senior securities the conversion of which
    would dilute earnings per share                              -0-                -0-                  -0-                  -0-
- ---------------------------------------------------------------------------------------------------------------------------------
Totals before discontinued operations,
    extraordinary loss and cumulative effect
    of change in accounting principle              $(23,048)  24,337  $(2,446)   24,254    $(23,448)  24,320    $(5,110)   24,110
PER SHARE                                          $   (.95)          $  (.10)             $   (.96)            $  (.21)
=================================================================================================================================
  Loss before extraordinary loss and
    cumulative effect of change
    in accounting principle applicable
    to common stock and average common
    shares outstanding                             $(93,235)  24,337  $(3,161)   24,254    $(96,575)  24,320    $(3,602)   24,110
  Senior securities the conversion of which
    would dilute earnings per share                              -0-                -0-                  -0-                  -0-
- ---------------------------------------------------------------------------------------------------------------------------------
Totals before extraordinary loss and
  cumulative effect of change
  in accounting principle                          $(93,235)  24,337  $(3,161)   24,254    $(96,575)  24,320    $(3,602)   24,110
PER SHARE                                          $  (3.83)          $  (.13)             $  (3.97)            $  (.15)
=================================================================================================================================
  Loss before cumulative effect of
    change in acounting principle applicable
    to common stock and average common shares
    outstanding                                    $(93,235)  24,337  $(3,161)   24,254    $(96,575)  24,320    $(3,842)   24,110
  Senior securities the conversion of which
    would dilute earnings per share                              -0-                -0-                  -0-                  -0-
- ---------------------------------------------------------------------------------------------------------------------------------
Totals before cumulative effect of change in
  accounting principle                             $(93,235)  24,337  $(3,161)   24,254    $(96,575)  24,320    $(3,842)   24,110
PER SHARE                                          $  (3.83)          $  (.13)             $  (3.97)            $  (.16)
=================================================================================================================================
  Net loss applicable to common stock
    and average common shares outstanding          $(93,235)  24,337  $(3,161)   24,254    $(96,575)  24,320    $(6,115)   24,110
  Senior securities the conversion of which
    would dilute earnings per share                              -0-                -0-                  -0-                  -0-
- ---------------------------------------------------------------------------------------------------------------------------------
Total net loss                                     $(93,235)  24,337  $(3,161)   24,254    $(96,575)  24,320    $(6,115)   24,110
PER SHARE                                          $  (3.83)          $  (.13)             $  (3.97)            $  (.25)
=================================================================================================================================



All figures in thousands except amount per share.